Exhibit 23


                 Consent of Independent Auditors






We consent to the inclusion of our report dated January 28, 1999, with respect to the consolidated financial statements and schedules of Keyport Life Insurance Company included in the Annual Report (Form 10-K Nos. 33-3630 and 333-1783) for the year ended December 31, 1998.







 ERNST & YOUNG LLP

Boston, Massachusetts
March 29, 1999